EVOLVE LOGO
                                 [GRAPHIC OMITED]

                             SCHEDULE 14A INFORMATION



                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                             Filed by the Registrant

                   Filed by a Party other than the Registrant

                           Check the appropriate box:

                           Preliminary Proxy Statement

 CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))

                           Definitive Proxy Statement

                         Definitive Additional Materials

               Soliciting Material Pursuant to Section 240.14a-12

                              EVOLVE SOFTWARE, INC.

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                                No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         Title of each class of securities to which transaction applies:

          Aggregate number of securities to which transaction applies:

   Per unit price or other underlying value of transaction computed pursuant to
      Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                Proposed maximum aggregate value of transaction:

                                 Total fee paid:

                 Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             Amount Previously Paid:

                  Form, Schedule or Registration Statement No.:

                                  Filing Party:

                                  Date Filed:}

                                  EVOLVE LOGO
                                [GRAPHIC OMITED]


                              EVOLVE SOFTWARE, INC.
                                1400 65th Street
                                    Suite 100
                              Emeryville, CA  94608
                                 ______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held November 26, 2001

To  The  Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Evolve Software, Inc., a Delaware corporation (the "Company"), will be held on Monday, November 26, 2001 at 10:00 a.m., local time, at the offices of the Company, located at 1400 65th Street, Suite 100, Emeryville, CA 94608, for the following purposes:

     1. To elect two Class I directors to serve a term of three years or until their successors are duly elected and qualified. The Company's Board of Directors intends to present the following nominees for election as directors: Cary Davis and Jeffrey M. Drazan.

     2.   To  approve  an  amendment  to  the  Company's  Amended  and  Restated
          Certificate of Incorporation to increase the number of authorized shares of Common Stock by 90,000,000 shares, from 110,000,000 to 200,000,000 shares.

     3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to enable the holders of Preferred Stock of the Company to act by written consent (the "Written Consent Amendment").

     4. To approve an amendment to the Company's 2000 Stock Plan to increase the maximum number of shares of Common Stock authorized for issuance under the plan by 10,000,000 shares, to 16,000,000 shares, exclusive of future annual increases, and to provide that the shares authorized for issuance under the plan be increased annually by the least of (i) the aggregate number of shares subject to grants made in the previous year, (ii) 10,000,000 and (iii) any lesser amount determined by our Board of Directors.

     5. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending June 30, 2002.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only holders of record of our Common Stock at the close of business on September 27, 2001 and holders of record of our Series A Preferred Stock at the close of business on October 10, 2001 are entitled to receive notice of and to vote at the meeting and any adjournments. For ten days prior to the meeting, any stockholder can examine a complete list of the registered stockholders entitled to vote at the meeting for any purpose germane to the meeting during ordinary business hours at our offices at 1400 65th Street, Suite 100, Emeryville, CA 94608.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          Christopher B. Boas
                                          Assistant Secretary

Emeryville, California
November 9, 2001

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              EVOLVE SOFTWARE, INC.
                                 ______________

                                 PROXY STATEMENT
                                 ______________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The  enclosed  Proxy  is  solicited  on  behalf of Evolve Software, Inc., a
Delaware corporation ("we," "us" or the "Company"), for the Annual Meeting of Stockholders to be held on Monday, November 26, 2001 at 10:00 a.m., local time (the "Annual Meeting"), at the offices of the Company, located at 1400 65th Street, Suite 100, Emeryville, CA 94608, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (510) 428-6000. Any questions regarding the contents of this statement may be directed to Kenneth J. Bozzini, Chief Financial Officer, of the Company. These proxy materials were first mailed on or about November 9, 2001 to all stockholders entitled to vote at the meeting.

CERTAIN  FINANCIAL  INFORMATION

     Please note that our financial statements and related information are included with our Annual Report to Stockholders on Form 10-K, which is enclosed with this Proxy Statement. These financial statements and related information are incorporated by reference into this Proxy Statement.

VOTING  SECURITIES

     Only holders of record of our Common Stock as of the close of business on September 27, 2001 (the "Record Date") and holders of record of our Series A Preferred Stock as of the close of business on October 10, 2001 (the "Preferred Stock Record Date") will be entitled to vote at the meeting and any adjournment. As of the Record Date, there were 40,836,547 shares of the Company's Common Stock issued and outstanding, and as of the Preferred Stock Record Date there were 1,300,000 shares of the Company's Series A Preferred Stock issued and outstanding. Stockholders may vote in person or by proxy. Each share of Common Stock issued and outstanding as of the Record Date shall have one vote on the matters presented herein. Each share of Series A Preferred Stock issued and outstanding as of the Preferred Stock Record Date shall have 20 votes on the matters presented herein. As of the Record Date, Sierra Ventures VI, L.P. and its affiliates ("Sierra"), the Goldman Sachs Group, Inc. and its affiliates and Vivant! Corporation held 18.8%, 6.3% and 5.4%, respectively, of our outstanding shares of Common Stock. As of the Preferred Stock Record Date, Warburg Pincus Private Equity VIII, L.P. ("Warburg"), Index Ventures I, L.P. and its affiliates and Sierra held 76.9%, 11.5% and 7.7%, respectively, of our outstanding shares of Series A Preferred Stock. We are not aware of any other holders of record of 5% or more of our outstanding Common Stock or Series A Preferred Stock. See "Stock Ownership of Certain Beneficial Owners and Management." There is no cumulative voting in the election of our directors.

     Warburg has entered into agreements with Sierra and certain other stockholders, including each of the directors and officers of the Company, whereby the parties to such agreements have committed to vote in favor of the matters set forth under "Proposal Two" below. The parties to such agreements with Warburg held an aggregate of 10,770,132 shares of Common Stock, or approximately 26.4% of our total outstanding shares of Common Stock, as of the Record Date and a total of 300,000 shares of Series A Preferred Stock, or approximately 23% of our total outstanding shares of Series A Preferred Stock, as of the Preferred Record Date.

SOLICITATION  OF  PROXIES

     We will pay the cost of soliciting proxies. In addition to soliciting stockholders by mail and through our regular employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. We may use our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

VOTING  OF  PROXIES

     All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies through the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If you do not indicate a choice on the proxy, your shares will be voted "FOR" the nominees for election to the Board of Directors named in this Proxy Statement; "FOR" approval of the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") increasing the authorized shares of Common Stock from 110,000,000 to 200,000,000 and adopting the Written Consent Amendment; "FOR" approval of the increase in the shares reserved under the Company's 2000 Stock Plan in the amount of 10,000,000 shares and the increase in the number of shares added to the Stock Plan on an annual basis; and "FOR" the ratification of independent public accountants. The shares will be voted as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by (i) delivering to the Company's Assistant Secretary either a written instrument revoking the proxy or a valid proxy with a later date, or (ii) attending the Annual Meeting and voting in person.

QUORUM

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date and the shares of Preferred
Stock outstanding on the Preferred Stock Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter (the "Votes Cast") are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

ABSTENTIONS

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

BROKER  NON-VOTES

     Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the proposed amendments to our 2000 Stock Plan). With respect to a proposal that requires a majority of the outstanding shares (such as the proposed amendments to our Certificate of Incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

STOCK  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information as of the Record Date, September 27, 2001, with respect to the beneficial ownership of the Company's Common Stock and as of the Preferred Record Date, October 10, 2001, with respect to beneficial ownership of the Company's Series A Preferred Stock by (i) each director of the Company; (ii) each executive officer of the Company included in the Summary Compensation Table below under the heading "Executive Compensation and Other Matters" (the "Named Executive Officers"); (iii) all current executive officers and directors of the Company as a group; and (iv) all persons who are the beneficial owner of more than 5% of the Company's Common Stock or Series A Preferred Stock. Unless otherwise indicated, the address for each listed stockholder is c/o Evolve Software, 1400 65th Street, Suite 100, Emeryville, CA 94608.


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

                                               COMMON STOCK              PREFERRED STOCK
                                        ---------------------------  -------------------------
                                                                     AMOUNT AND
                                         AMOUNT AND     PERCENT OF    NATURE OF    PERCENTAGE
                                          NATURE OF       SHARES     BENEFICIAL    OF SHARES
    NAME AND ADDRESS OF BENEFICIAL       BENEFICIAL    OUTSTANDING    OWNERSHIP   OUTSTANDING
                 OWNER                  OWNERSHIP (1)      (1)           (1)          (1)
--------------------------------------  -------------  ------------  -----------  ------------
Warburg Pincus Private Equity VIII,        50,003,298         55.0%   2,000,000          87.0%
L.P. (2)
466 Lexington Avenue
New York, NY  10017

Sierra Ventures VI, L.P. (3)               12,683,310         27.7%     200,000          14.2%
3000 Sand Hill Road, Building 4
Suite 210
Menlo Park, CA  94025

Index Ventures I (Jersey), L.P. (4)         8,347,420         17.3%     300,000          20.7%
2 Rue de Jargonnant
1207 Geneva, Switzerland

The Goldman Sachs Group (5)                 2,571,434          6.3%          --             *
85 Broad Street
New York, NY  10004

VivCorp, Inc. (6)                           2,216,749          5.4%          --             *
6114 LaSalle Avenue
No. 323
Oakland, CA  94611

John P. Bantleman (7)                       1,313,128          3.2%          --             *

James J. Bozzini (8)                          799,181          2.0%          --             *

Marc C. Ferrie (9)                            541,667          1.3%          --             *

John R. Oltman (10)                           440,778          1.1%          --             *

Douglas S. Sinclair (11)                      416,667          1.0%          --             *

Kurt M. Heikkinen (12)                        340,387            *           --             *

Anil K. Gupta (13)                            293,856            *           --             *

Joseph A. Fuca (14)                           270,833            *           --             *

Paul Rochester (15)                           173,333            *           --             *

Judith H. Hamilton (16)                       166,667            *           --             *

Jeffrey M. Drazan (17)                        160,123            *           --             *

Gayle Crowell (18)                                 --           --           --             *

Cary Davis (19)                            50,000,000         55.0%   2,000,000          87.0%

Nancy Martin (19)                          50,000,000         55.0%   2,000,000          87.0%

All Current Directors & Officers as a
Group (11 persons) (20)                     1,356,489          3.3%          --             *

--------------------
     *Less than 1% of outstanding shares of Common Stock or Preferred Stock.


                                        6

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Applicable percentages are based on 40,836,547 shares of Common Stock outstanding on September 27, 2001, and 1,300,000 shares of Series A Preferred Stock outstanding on October 10, 2001, adjusted as required by rules promulgated by the SEC.

(2) As of September 27, 2001 Warburg Pincus Private Equity VIII, L.P. ("WP VIII") had rights to acquire up to 50,000,000 shares of our Common Stock, which rights were exercisable within 60 days of September 27, 2001 and one principal of WP VIII beneficially owned 3,298 shares of our Common Stock for his own account. At October 10, 2001, WP VIII had rights to acquire 1,000,000 shares of our Series A Preferred Stock, which rights were exercisable within 60 days of October 10, 2001. Warburg, Pincus & Co. ("WP") is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC ("WP LLC"). Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC and may be deemed to control both entities.

(3) Includes 6,163,594 shares of Common Stock held by Sierra Ventures VI, L.P., 616,361 shares of Common Stock held by its general partner, SV Associates VI, L.P., as nominee for its general partners UA dated January 14, 1997, 821,448 shares of Common Stock held by Sierra Ventures VII, L.P. ("SV VII") and 81,907 shares of Common Stock held by Sierra Ventures Associates VII, LLC ("SVA VII") as nominee for its members (collectively, the "Sierra Entities"). At September 27, 2001, SV VII had rights to acquire up to an additional 4,546,650 shares of our Common Stock, and SVA VII had rights to acquire up to an additional 453,350 shares of our Common Stock, which rights were exercisable within 60 days of September 27, 2001. Includes 90,933 shares of Series A Preferred Stock held by SV VII and 9,067 shares of Series A Preferred Stock held by SVA VII. At October 10, 2001, SV VII had rights to acquire up to an additional 90,933 shares of our Series A Preferred Stock and SVA VII had rights to acquire up to an additional 9,067 shares of our Series A Preferred Stock, which rights were exercisable within 60 days of October 10, 2001. Jeffrey M. Drazan, a director of the Company, is a managing member of SV Associates VI, L.P., which is the general partner of Sierra Ventures VI, L.P., and is a managing member of SVA VII, which is the general partner of SV VII. Mr. Drazan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them arising from his interest in these limited partnerships and limited liability company. Mr. Drazan, David C. Schwab and Peter C. Wendell are general partners of Sierra Ventures VI, L.P. and may be deemed to hold voting and dispositive power over shares held by Sierra Ventures VI, L.P. and SV Associates VI, L.P. Messrs. Drazan, Schwab and Wendell and Steven P. Williams are managing members of SVA II and may be deemed to hold voting and dispositive power over shares held by SV VII and SVA II.

(4) Includes rights to purchase 4,121,150 shares of Common Stock, which are exercisable within 60 days of September 27, 2001, and rights to purchase 82,423 shares of Series A Preferred Stock, which rights were exercisable within 60 days of October 10, 2001. Also includes rights to purchase, as of September 27, 2001, 2,616,750, 142,450, 574,650 and 45,000 shares of our
     Common Stock held, respectively, by Index Ventures I (Delaware) L.P., Index Ventures I Parallel Entrepreneur Fund (Jersey) L.P., Index Ventures I GmbH & Co. Kg and Index Ventures Management SA, which rights were exercisable within 60 days of September 27, 2001. Also includes, as of October 10, 2001, 52,335, 2,849, 11,493 and 900 shares of Series A Preferred Stock, and rights to acquire equal numbers of shares of Series A Preferred Stock, which rights were exercisable within 60 days of October 10, 2001, held,


                                        7

     respectively, by Index Ventures I (Delaware) L.P., Index Ventures I Parallel Entrepreneur Fund (Jersey) L.P., Index Ventures I GmbH & Co. Kg and Index Ventures Management SA.

(5) Includes 2,452,386 shares of Common Stock held by The Goldman Sachs Group, Inc. ("GSG") and 119,048 shares of Common Stock held by Stone Street Fund 1999, L.P., an affiliate of GSG that shares voting and investing power with GSG.

(6) Cynthia B. Padnos, President and Chief Executive of VivCorp, Inc., and Brian Grossi and Christopher Greendale, the principals of a major stockholder of VivCorp Inc., may be deemed to hold voting and dispositive power over the shares held by VivCorp, Inc.

(7) Includes 493,057 shares of Common Stock subject to our right of repurchase, which lapses over time. Also includes options to purchase 98,987 shares of Common Stock exercisable within 60 days of September 27, 2001.

(8) Includes 406,250 shares of Common Stock subject to our right of repurchase, which lapses over time. Also includes options to purchase 46,875 shares of Common Stock exercisable within 60 days of September 27, 2001.

(9) Includes 211,530 shares of Common Stock subject to our right of repurchase, which lapses over time.

(10) Includes 166,667 shares of Common Stock subject to our right of repurchase, which lapses over time. These shares are held by JRO Consulting, Inc. Mr. Oltman, the President of JRO Consulting, Inc. is the beneficial owner of these shares. Also includes options to purchase 41,667 shares of Common
     Stock  exercisable  within  60  days  of  September  27,  2001.

(11) Includes 279,515 shares of Common Stock subject to our right of repurchase, which lapses over time.

(12) Includes 170,388 shares of Common Stock subject to our right of repurchase, which lapses over time. Also includes options to purchase 46,875 shares of Common Stock exercisable within 60 days of September 27, 2001.

(13) Includes 211,806 shares of Common Stock subject to our right of repurchase, which lapses over time.

(14) Includes 158,854 shares of Common Stock subject to our right of repurchase, which lapses over time. Also includes options to purchase 12,500 shares of Common Stock exercisable within 60 days of September 27, 2001.

(15) Includes 58,333 shares of Common Stock subject to our right of repurchase, which lapses over time. Also includes options to purchase 45,000 shares of Common Stock exercisable within 60 days of September 27, 2001.

(16) Includes 50,347 shares of Common Stock subject to our right of repurchase, which lapses over time. Also includes options to purchase 41,667 shares of Common Stock exercisable within 60 days of September 27, 2001.

(17) Includes 75,522 shares of Common Stock subject to our right of repurchase, which lapses over time. Does not include shares held by the Sierra Entities.


                                        8

(18) Ms. Crowell is a full-time advisor of WP LLC and may not be deemed a beneficial owner of shares that WP VIII has the right to acquire.

(19) Mr. Davis and Dr. Martin are general partners of WP and managing directors and members of WP LLC, affiliates of WP VIII. As of September 27, 2001, WP VIII had rights to acquire up to 50,000,000 shares of our Common Stock, which rights were exercisable within 60 days of September 27, 2001. As of October 10, 2001, WP VIII had rights to acquire 1,000,000 shares of our Series A Preferred Stock, which rights were exercisable within 60 days of October 10, 2001. Mr. Davis and Dr. Martin disclaim beneficial ownership of all shares held by WP VIII, except to the extent of any pecuniary interest they may hold in WP VIII.

(20) Includes an aggregate of 542,641 shares of Common Stock subject to our right of repurchase, which lapses over time. Also includes options to purchase an aggregate of 208,542 shares of Common Stock exercisable within 60 days of September 27, 2001. Does not include shares held by the Sierra Entities and WP VIII.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     Our Certificate of Incorporation provides that our Board of Directors shall be divided into three classes, with the classes of directors serving for staggered three-year terms. The term of office of the Class I directors shall extend until the 2001 annual meeting of stockholders, the term of office for the Class II directors shall extend until the 2002 annual meeting of stockholders, and the term of office for the Class III directors shall extend until the 2003 annual meeting of stockholders, or until each director's earlier death, resignation, retirement or removal or until his or her successor is elected and qualified. Class I and Class III currently have two members each, and Class II currently has three members. The Class I directors to be elected at the 2001 Annual Meeting are to be elected to hold office until the year 2004 Annual Meeting and until their successors have been elected and qualified or until their earlier death, resignation, retirement or removal from office.

     Of the two Class I directors to be elected at the Annual Meeting, one director (the "Class I Series A Director") is to be elected by holders of the Company's Series A Preferred Stock voting as a separate class. The other director to be elected at the Annual Meeting (the "Class I General Director") will be elected by holders of the Company's Common Stock and Series A Preferred Stock voting together as a single class.

     The Company's nominee for election at the Annual Meeting to Class I Series A Director is Cary Davis. The Company's nominee for election at the Annual
Meeting to Class I General Director is Jeffrey M. Drazan. Mr. Davis and Mr. Drazan are seeking re-election to serve for the full duration of the next term of office. The remaining five directors will continue to serve the terms described below. Mr. Davis has been a director since October 2001. He was appointed to the Board of Directors in connection with the purchase of shares of our Series A Preferred Stock by Warburg. Warburg has nominated Mr. Davis for election at the Annual Meeting. Mr. Drazan has been a director since November 1998. Information regarding Mr. Davis's and Mr. Drazan's business experience is provided below.

     In the event that Mr. Davis or Mr. Drazan become unavailable or decline to serve as directors at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that Mr. Davis or Mr. Drazan will be unavailable to serve.

VOTE REQUIRED

     The two nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

NOMINEES  AND  OTHER  DIRECTORS

     The following table sets forth the name and age of each of the nominees and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company. There are no family relationships among any directors or executive officers.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR A TERM EXPIRING IN 2004

                                                                                                 DIRECTOR
NAME                            PRINCIPAL OCCUPATION DURING PAST FIVE YEARS                AGE    SINCE
-----------------  ---------------------------------------------------------------------  -----  --------

Cary Davis          Mr. Davis  joined our Board of Directors in October 2001, as             35      2001
                    discussed  above.  Mr. Davis has served as a general partner of  Warburg, Pincus & Co. and a Member and Managing Director
                    of Warburg Pincus LLC ("WP LLC") since January 1999, and has been employed by WP LLC since October 1994. From August 1992 to  September  1994, Mr. Davis was employed by Dell Computer
                    Corporation,  where  he  was  Executive Assistant to Michael
                    Dell  and his last position was Manager of Worldwide Desktop
                    Marketing.  Mr.  Davis is currently a director of Dice Inc.,
                    An  online  recruiting  services  provider,  and  several
                    privately  held  companies.  Mr.  Davis received a B.A. from
                    Yale  University and an M.B.A. from Harvard Business School, and  is an adjunct professor at Columbia Business School and
                    Treasurer  of  the  Jewish  Community  House  of Bensonhurst

Jeffrey M. Drazan   Mr. Drazan has served on our Board of Directors since November           42      1998
                    1998.  Mr.  Drazan  has  been  a  General  Partner of Sierra
                    Ventures  since  1984. Prior to joining Sierra Ventures, Mr.
                    Drazan  was  employed  by  AT&T,  where  he  held  various management  positions within the operating divisions of AT&T
                    Long Lines, AT&T Information Systems, and Bell Laboratories.
                    He  currently  serves  on  the  Board  of  Directors of Vina
                    Technologies,  a  telecommunications  equipment  vendor, and several privately held companies. Mr. Drazan holds an M.B.A.
                    from  New  York  University's  Graduate  School  of Business
                    Administration  and  a  B.S.  Degree  in  Engineering  from
                    Princeton  University.


INCUMBENT CLASS II DIRECTORS SERVING FOR A TERM EXPIRING IN 2002

John R. Oltman      Mr. Oltman  has served on our Board of Directors since August            56      1999
                    1999,  and served as Chairman of the Board of Directors from
                    November 1999 to October 2001. Mr. Oltman has been President of JRO Consulting, Inc. since January 1995, in which role he serves  as  director,  advisory  and  investor  in  leading technology  companies  and investment firms. Mr. Oltman also currently  serves as the Vice-Chairman of Lante Corporation, a  provider  of technology consulting services, and Chairman of  XOR,  Inc., a software application and system management provider. From February 1996 through August 1997, Mr. Oltman served  as  Chairman  and  senior  member  of  the Executive
                    Committee  of  TSW  International,  a global leader in asset care software and services. From July 1991 to November 1995,
                    Mr.  Oltman  served  as  the  Chairman  and  Chief Executive
                    Officer  of  SHL  Systemhouse,  a  large  provider  of
                    client/server  systems  integration  and  technology


                                       11

                    outsourcing. Before joining SHL Systemhouse, Mr. Oltman was managing partner for Andersen Consulting's Chicago
                    Consulting Group. From 1967 to 1970, Mr. Oltman was a member of the technical staff at Bell Laboratories. Mr. Oltman received a B.S. degree from the University of Illinois in 1967 and an M.B.A. degree from Northwestern University's
                    Kellogg  School  of  Management  in  1970.

Paul Rochester      Mr. Rochester  has  served  on  our  Board of Directors since            54      2000
                    July 2000. Mr. Rochester has been Vice President and General
                    Manager  of  Professional  Services  at  Sun Microsystems, a
                    worldwide  provider  of  computer  systems,  software  and services,  since  September  1995.  From  February  1991  to
                    September  1995,  he was Senior Partner at CSC Consulting, a
                    global  information  technology  services  company.  From
                    September 1989 to February 1991, Mr. Rochester was a partner at  Ernst  &  Young,  an international consulting firm. From
                    September  1979 to January 1989, he was a consulting manager with  SHL  Systemhouse (now MCI Systemhouse), an information technology  integration  consulting  company.  Mr. Rochester holds  a  B.S.  degree  in  Applied  Science  (Electrical
                    Engineering)  from  Queens University (Canada) and an M.B.A.
                    in  Marketing  and  Finance  from  the University of Ottawa,
                    Canada.

Nancy Martin        Dr. Martin  joined our Board of Directors in October 2001 in             60      2001
                    connection  with  the  purchase  of  shares  of our Series A
                    Preferred Stock by Warburg. Dr. Martin joined Warburg Pincus in  January  1999  as  a  partner  of  Warburg  Pincus and a
                    Managing  Director  and  Member  of WP LLC. Prior to joining
                    Warburg,  Pincus,  she  was  Vice President for Research and
                    Development  for  MCI  Systemhouse. Dr. Martin was Executive
                    Director  for  Advanced  Technology for Melville Corporation
                    and  a  Partner  with  Coopers  & Lybrand where she directed advanced  technology  nationally. She was CEO and Founder of
                    SoftPert  Systems.  Dr.  Martin  was  founding  professor of
                    Software  Engineering  at Wang Institute of Graduate Studies
                    and  Visiting  Professor  at  Stanford  University. She is a
                    director of several privately held companies. She received a
                    B.A.  from  Stanford  University  and  a  Ph.D.  from  The
                    University  of  Michigan  in  Computer  and  Communication
                    Science.

INCUMBENT CLASS III DIRECTORS SERVING FOR A TERM EXPIRING IN 2003


Judith H. Hamilton  Ms.  Hamilton  has  served  on  our Board of Directors since        57      1999
                    March 1999.  Ms. Hamilton has served as President and Chief
                    Chief  Executive  Officer of Classroom Connect since January
                    1999.  Prior  to  this,  she  served  as President and Chief
                    Executive  Officer  of  First Floor, Inc. from April 1996 to
                    July  1998.  Ms. Hamilton also served as President and Chief
                    Executive Officer of Dataquest, Inc. from July 1992 to March
                    1996. She currently serves on the Board of Directors of R.R.
                    Donnelley  &  Sons  Company,  a  financial printing services company,  and  Lante  Corporation,  a  consulting  firm. Ms.
                    Hamilton  holds  a  B.A.  Degree  in  History  and Political
                    Science  from  Indiana  University  and  has  completed


                                       12

                    post-graduate  studies  in International Relations at Boston
                    University  in  Heidelberg,  Germany  as  well  as Executive
                    Management  at  the  UCLA  Graduate  School  of  Management.

Gayle Crowell       Ms. Crowell was appointed Chairman of our Board of Directors             51      2001
                    in October 2001 in connection with the purchase of shares of our  Series A Preferred Stock by Warburg. She joined Warburg
                    Pincus in May 2001 as a consultant for its Technology Group.
                    Prior  to joining Warburg Pincus, Ms. Crowell was President,
                    CEO  and  Chairman  of the Board of RightPoint from February
                    1998  until  January  2000.  In January 2000, RightPoint was acquired  by  E.piphany, where she remained on the company's
                    Board of Directors through June 2001. From 1994 to 1998, Ms.
                    Crowell  was  Senior  Vice  President and General Manager of
                    Worldwide  Operations  for  Mosaix, Inc. She is currently on the  Board  of Directors of Indus International, a developer of  asset  management  software,  and another privately held company. Ms. Crowell began her career as an educator for the
                    State  of  Nevada  and  received  a  B.S.  degree  from  the
                    University  of  Nevada,  Reno.


BOARD  RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" BOTH OF THE NOMINEES SET FORTH ABOVE.

     BOARD  AND  COMMITTEE  MEETINGS

     During the fiscal year ended June 30, 2001 our Board of Directors held twelve meetings, including regular meetings and special meetings. We currently have an audit committee and a compensation committee. We do not have a nominating committee or a committee performing the functions of a nominating committee.

     During fiscal 2001, our audit committee met five times. During fiscal 2001, the audit committee consisted of Jeffrey M. Drazan, John R. Oltman and Judith H. Hamilton. In October 2001, Mr. Drazan resigned from the audit committee and Cary Davis joined the committee. The audit committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. For additional information concerning the Audit Committee, see "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS."

     During fiscal 2001, our compensation committee met three times. During fiscal 2001, the compensation committee consisted of Jeffrey M. Drazan and John
R. Oltman. In October 2001, Gayle Crowell joined the compensation committee. The compensation committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

     All directors have attended no less than 75% of the total number of meetings of the Board of Directors and committees on which they served.

            PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF
                     COMMON STOCK BY 90,000,000 SHARES

     In September 2001, our Board of Directors adopted an amendment to the Company's Certificate of Incorporation ("Certificate"), subject to stockholder approval, to increase the authorized number of shares of Common Stock of the Company by 90,000,000, from 110,000,000 to 200,000,000 shares (the "Share
Increase Amendment"). A copy of the Certificate, as proposed to be amended, may be obtained free of charge from the Secretary of the Company.

     At the meeting, stockholders of the Company are being asked to approve the Share Increase Amendment described above. The proposed Share Increase Amendment would give the Board of Directors the authority to issue additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may otherwise be required by applicable law.

     Of the 110,000,000 currently authorized shares of Common Stock, 40,166,616 shares were issued and outstanding as of August 31, 2001. In addition, as of such date:

     - approximately 5,092,616 shares of Common Stock were reserved for issuance upon exercise of outstanding options under our 1995 Stock Plan and 2000 Stock Plan;

     - approximately 2,533,725 shares were reserved for future grants under the 2000 Stock Plan;

     - a total of 215,000 shares were reserved for issuance upon exercise of outstanding options granted outside any plan;

     - approximately 1,885,340 shares were reserved for future issuances under our 2000 Employee Stock Purchase Plan;

     - a total of 9,167 shares were reserved for issuances upon exercise of outstanding warrants; and

     - additional shares were subject to potential issuance to Vivant! Corporation ("Vivant") pursuant to the terms of agreement between the Company and Vivant relating to the acquisition of assets of such corporation.

     The sum of all shares of Common Stock issued and reserved for issuance as of August 31, 2001 was 55,346,812, and thus the shares of authorized Common Stock available for issuance was 54,653,188.

     The number of shares remaining available for issuance is no longer sufficient to meet the Company's immediate requirements, as a result of the following factors:

     - On September 23, 2001, the Company entered into a definitive agreement (the "Purchase Agreement") to issue and sell to investors 1.3 million shares of its Series A Preferred Stock, which are convertible into 26 million shares of Common Stock, and warrants to purchase an additional
          6.5 million shares of Common Stock. The Purchase Agreement also provides for issuance of warrants to purchase an additional 1.3 million shares of Series A Preferred Stock, which are convertible into 26 million shares of Common Stock, and upon exercise of such warrants, additional warrants to purchase 6.5 million shares of Common Stock. An aggregate of 65 million shares of Common Stock is required to permit the issuance and conversion of all shares of Series A Preferred Stock, and the exercise of all warrants, to be issued under the Purchase Agreement. The terms of the Purchase Agreement and related agreements are further described below.

     - The Board of Directors has authorized an increase of 10 million shares in the number of shares reserved for issuance under the Company's 2000 Stock Plan, as well an increase in the maximum number of shares added to the reserve under the 2000 Stock Plan on an annual basis. The
          Company believes that making additional shares available for grant under the 2000 Stock Plan is necessary in order for the Company to continue to retain and provide incentives to its current employees and attract new employees, while conserving the Company's cash resources. See "Proposal Four" below for a further description of the proposed amendments to the 2000 Stock Plan.

     As the number of shares needed for the foregoing purposes and to meet the Company's future needs exceeds the Company's available Common Stock, the Board of Directors has approved a 90,000,000 share increase in our authorized shares of Common Stock.

PURPOSE  OF  THE  AMENDMENT

     The principal purpose of this proposed amendment to the Certificate to increase the authorized shares of Common Stock is to make such shares available to effect the issuances described above and for future use by the Board of Directors as it deems appropriate or necessary. For example, in addition to the above-referenced issuances, such shares may be needed in connection with raising additional capital through the sale of the Company's securities, acquisition of other businesses or assets, and establishing strategic relationships with corporate partners.

     Except for the issuances described above, the Board of Directors has no present understanding or plan with respect to the issuance of any such shares. If the stockholders approve the Amendment, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law. Holders of the Company's securities have no statutory preemptive rights with respect to issuances of Common Stock.

SERIES A PREFERRED STOCK OFFERING

     The Company completed the sale of Series A Preferred Stock pursuant to the Purchase Agreement (the "Series A Preferred Financing") on October 9, 2001. The Company issued the following securities and rights to the investors participating in the Series A Preferred Financing:

     - an aggregate of 1.3 million shares of the Company's Series A Preferred Stock at a price of $10 per share

     - warrants to purchase up to an aggregate of 1.3 million additional shares of Series A Preferred Stock at a price of $10 per share (the "Preferred Stock Warrants")

     - warrants to purchase up to 6.5 million shares of Common Stock at a price of $1.00 per share (the "Common Stock Warrants")

     - the right to receive additional Common Stock Warrants to purchase a number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which the shares of Series A Preferred Stock issued upon exercise of the Preferred Stock Warrants are convertible, at the time such Preferred Stock Warrants are exercised.

     The Company received an aggregate purchase price of $13 million for the 1.3 million shares of Series A Preferred Stock sold. If the Preferred Stock Warrants and the Common Stock Warrants are exercised in full for cash, the Company will receive an additional $26 million in aggregate proceeds. The Company has no plans to issue additional shares of Series A Preferred Stock, other than upon exercise of the warrants described above. The Company intends to use the proceeds from the Series A Preferred Financing for general working capital purposes.

     Conversion Rights. Each share of Series A Preferred Stock is convertible into Common Stock at an initial conversion price of $0.50, or at an initial conversion rate of 20 shares of Common Stock for each share of Series A Preferred Stock. The conversion rate accretes at a rate of 8.00% per annum. The conversion rate is also subject to certain adjustments as set forth in the Certificate of Designation of Series A Preferred Stock of the Company, in the event of dilutive stock issuances by the Company and in the event the Company incurs litigation or tax-related expenses in excess of certain limitations. The Series A Preferred Stock may be converted at any time at the election of each holder. The Company may cause all of the shares of Series A Preferred Stock to be automatically converted into Common Stock at any time after the fifth anniversary of the date of initial issuance of these shares, provided that the Common Stock has been trading at a value of at least $5.00 for a specified period.

     Liquidation Preference. In the event of a transaction involving a dissolution of the Company, the holders of Series A Preferred Stock will be entitled to payment of a liquidation preference equal to the initial purchase price of their shares of Series A Preferred Stock, plus an 8.00% annual rate of return, prior to any payment to holders of Common Stock and other junior securities. In the event of certain transactions involving a change of control of the Company, a liquidation preference equal to the initial purchase price of the Series A Preferred shares held plus an 8.00% rate of return computed over a five-year period is payable to the holders of Series A Preferred Stock, irrespective of when such a transaction occurs.

     Voting Rights. Holders of Series A Preferred Stock are generally entitled to one vote for each share of Common Stock into which their Series A Preferred Stock is convertible. In addition, the Company may not, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock:

     - amend or repeal the provisions of the Certificate of Designation of Series A Preferred Stock

     - enter into a transaction involving a change of control of the Company, unless such transaction would result in aggregate consideration paid in respect of all Series A Preferred Stock equal to the original purchase price these shares, plus an internal rate of return of at least 50%

     -    authorize  or  issue  any  securities senior to the Series A Preferred
          Stock

     - issue any debt obligations other than trade debt in the ordinary course of business

     - pay any dividends on or repurchase any junior securities, subject to certain exceptions

     - amend the Company's bylaws to increase the authorized number of directors of the Company to more than eight

     - authorize or issue any shares of any class or series of stock on parity with the Series A Preferred Stock under certain circumstances.

     Board Representation. The holders of the Series A Preferred Stock, voting as a separate class, are entitled to elect three members to our Board of Directors. All other directors will be elected by the holders of the Common Stock and the Series A Preferred Stock voting as a single class. The number of directors appointed by the holders of Series A Preferred Stock is reduced as follows:

     - to two if less than 75% but at least 50% of the shares of Series A Preferred Stock issued by the Company remain outstanding, or if Warburg does not exercise Preferred Stock Warrants to purchase at least 500,000 shares of Series A Preferred Stock prior to expiration of such warrants.

     - to one if less than 50% but at least 25% of the shares of Series A Preferred Stock issued by the Company remain outstanding

     - to zero, if less than 25% of the shares of Series A Preferred Stock issued by the Company remain outstanding.

     Preferred Stock Warrants. The Preferred Stock Warrants are exercisable to purchase up to an aggregate of 1.3 million shares of Series A Preferred stock at a Common Stock-equivalent price of $.50 per share, payable in cash. 50% of the Preferred Stock Warrants expire if not exercised within 30 days after the Company's appointment of a new permanent Chief Executive Officer. If these first warrants are exercised in full, then the balance of the Preferred Stock Warrants may be exercised for up to one year after issuance.

     Common Stock Warrants. The Common Stock Warrants issued to the investors are exercisable for up to 6.5 million shares of Common Stock, and the Company will issue warrants to purchase up to an additional 6.5 million shares of Common Stock if the Preferred Stock Warrants are exercised in full. The Common Stock Warrants have an exercise price of $1.00 per share, which is subject to adjustment if the Company issues securities at less than fair market value and under certain other circumstances. The Common Stock Warrants may be exercised for cash, or on a cashless basis by converting the Common Stock Warrants into a number of shares with a value equal to the spread between the market value of the shares subject to the Common Stock Warrants and the exercise price. In addition, in the event of certain transactions involving a change of control of the Company, holders of Common Stock Warrants will have the right to deliver these Warrants to the Company in exchange for payments equal to the market value of such warrants at the time of the change of control transaction, payable in cash or, subject to certain conditions, shares of Common Stock of the Company. The Common Stock Warrants have a term of seven years.

     Preemptive Rights. The Company has granted to the holders of the Series A Preferred Stock rights to maintain their percentage ownership in the Company by purchasing additional shares in connection with future equity issuances by the Company.

     Registration Rights. The Company has agreed to prepare and file with the Securities and Exchange Commission, upon request of the holders of Series A Preferred Stock after June 1, 2002, registration statements to enable the resale of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and the Warrants.

     Interest of Affiliates; Potential Change of Control. Because Warburg acquired a substantial interest in the Company as a result of the Series A Preferred Stock Financing, the Series A Preferred Stock Financing could be deemed a change of control transaction. For a discussion of the interests of Warburg and certain other affiliates of the Company in the Series A Preferred Financing, please see "Certain Relationships and Related Transactions - Sale of Series A Preferred Stock" below.

EFFECT OF THE AMENDMENT

     The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. In particular, the increase in authorized shares will allow the Warrants described above to be exercised in full. Although the Warrants have an exercise price which is higher than the current market price of our Common Stock, in the event the Common Stock appreciates in value in the future, the exercise of the Warrants could be dilutive to stockholders.

     The Company may incur significant financial liabilities if the Shares Increase Amendment is not approved by the stockholders. The Purchase Agreement provides that in such an event, the Company may be required to redeem any portion of the Preferred Stock Warrants and Common Stock Warrants which cannot be exercised because of a lack of sufficient authorized shares. The redemption price will be equal to the difference between the aggregate exercise price for the shares of Common Stock underlying the redeemed portion of the Warrants and the market value of these shares of Common Stock. Accordingly, the amount of the redemption price for which the Company will be liable is contingent on the market price of the Common Stock, but could be substantial if the Common Stock appreciates significantly.

     In addition, in the event stockholders fail to approve the Share Increase Amendment, the Company will not have shares available for other corporate purposes. For instance, the Company would not be able to grant additional stock options or other equity incentives to current and future employees, including the additional shares proposed to be authorized under the Company's 2000 Stock Plan, as discussed under "Proposal Four" below. This may make it difficult for the Company to attract and retain qualified employees, officers and directors.
The Company would also not be able to issue equity securities to raise additional capital to fund the Company's operations, to acquire complementary businesses or technologies, or to compensate and provide incentives to its business partners, customers and suppliers who wish to obtain an equity interest in the Company.

POTENTIAL  ANTI-TAKEOVER  EFFECT

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of stock could have the effect of diluting the book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

     The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including:

     Election and Removal of Directors. Our Certificate of Incorporation provides for the division of our Board of Directors into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us and may maintain the incumbency of the Board of Directors, as it generally makes it more difficult for stockholders to replace a majority of the directors.

     Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee thereof.

     Stockholder Meetings. Under our Certificate of Incorporation and bylaws, only our Board of Directors, Chairman of the Board or Chief Executive Officer may call special meetings of stockholders.

     Elimination of Cumulative Voting. Our Certificate of Incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting provides for a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the Board of Directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our Board of Directors based on the number of shares of our stock that such stockholder holds than if cumulative voting were permitted. The elimination of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board of Directors and to influence the Board of Directors's decision regarding a takeover.

     Undesignated Preferred Stock. The authorization of undesignated Preferred Stock makes it possible for the Board of Directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change the control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

     Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least 66 2/3% of the outstanding Common Stock.

VOTE  REQUIRED

     Approval of the Share Increase Amendment requires the affirmative vote of the holders of not less than a majority of the shares of Common Stock outstanding on the Record Date and a majority of the shares of Series A Preferred Stock outstanding on the Preferred Stock Record Date.

BOARD RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE FOREGOING PROPOSAL.

            PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PERMIT HOLDERS OF PREFERRED STOCK TO ACT BY
                                 WRITTEN CONSENT

     The Company's Certificate currently requires that any actions to be taken by a vote of the stockholders of the Company be taken at a duly convened meeting of the stockholders of the Company, and prohibits stockholder action by written consent. In connection with the Company's sale of Series A Preferred Stock as described in Proposal Two above, our Board of Directors adopted an amendment to the Certificate, subject to stockholder approval, to permit the holders of Preferred Stock of the Company to act by written consent on matters for which the Series A Preferred Stock is entitled to a separate class vote (the "Written Consent Amendment"). A copy of the Certificate, as proposed to be amended, may be obtained free of charge from the Secretary of the Company. The stockholders of the Company are being asked to approve the Written Consent Amendment at the Annual Meeting.

PURPOSE AND EFFECT OF AMENDMENT

     The principal purpose of the proposed Written Consent Amendment is to minimize the time and cost involved with obtaining stockholder approval to take corporate actions requiring prior approval of holders of the Preferred Stock. Currently, the Certificate provides that the Company's stockholders may not act by written consent, but must act at an annual or special meeting. Through this amendment, the Company will be able to obtain the approval of the holders of Preferred Stock without convening a meeting of stockholders. There are currently fewer than ten holders of record of shares of Preferred Stock. In the event that the prospective purchasers of Series A Preferred Stock exercise the warrants issued to them pursuant to the Purchase Agreement, the holders of Series A Preferred Stock may hold a majority of the voting stock of the Company and may be able to approve corporate actions requiring stockholder approval without the separate approval of the holders of Common Stock. The matters that require a separate class vote of the Series A Preferred Stock, and could accordingly be approved by written consent of the holders of the Series A Preferred Stock, are described under "Proposal Two" above, under the caption "Voting Rights." If the Written Consent Amendment is approved, the holders of the Series A Preferred Stock will be able to act on such matters by written consent and without prior notice to or approval by the holders of Common Stock, unless such notice or consent is required by applicable law or regulations.

VOTE REQUIRED

     Approval of the amendment to the Certificate to permit holders of Preferred Stock to act by written consent requires the affirmative vote of the holders of not less than a majority of the shares of Common Stock outstanding on the Record Date and a majority of the shares of Series A Preferred Stock outstanding on the Preferred Stock Record Date.

BOARD RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE FOREGOING PROPOSAL.

              PROPOSAL FOUR: INCREASE OF THE SHARES RESERVED UNDER
            THE 2000 STOCK PLAN BY 10,000,000 SHARES AND INCREASE OF THE MAXIMUM ANNUAL REFRESHER OF UP TO 10,000,000 SHARES

OVERVIEW

     At the Annual Meeting, the Company's stockholders are being asked to approve an amendment (the "Plan Amendment") of the Company's 2000 Stock Plan (the "Plan") to:

     - increase the maximum number of shares of Common Stock authorized under the Plan by 10 million shares; and

     - increase the maximum number of additional shares by which the Plan reserve may be increased on an annual basis of up to 10 million shares.

     The plan was initially approved and adopted by the Board of Directors in July 2000 and approved by the stockholders of the Company in July 2000. The
Plan initially authorized the issuance of up to 4 million shares of the Company's Common Stock, with annual increases on the first day of the Company's fiscal year equal to the least of (i) 2 million shares, (ii) the number of shares granted pursuant to the Plan during the preceding fiscal year, and (iii) an amount determined by the Board of Directors. On July 1, 2001, an additional 2 million shares were authorized under the Plan pursuant to the first such annual increase. Under the Plan Amendment, the total number of shares reserved under the Plan is increased to a total of 16 million shares, and future annual increases will equal the least of (i) 10 million shares, (ii) the number of shares granted pursuant to the Plan during the preceding fiscal year, and (iii) an amount determined by the Board of Directors.

     As of August 31, 2001, options to purchase 3,466,275 shares had been granted and were outstanding, and 2,533,725 shares remained available for future grant. All outstanding options under the Plan were granted at exercise prices substantially in excess of the current market value of our Common Stock. Accordingly, the Board of Directors believes that these outstanding options do not provide adequate performance incentives for current employees. Moreover, the number of shares reserved under the Plan was determined immediately prior to the Company's initial public stock offering, when the Company's Common Stock was expected to trade at valuations substantially higher than the current market valuation of the Common Stock. The lower current market value of our Common Stock means that new and existing employees must receive substantially more shares than anticipated in order to have meaningful incentives to promote the success of the Company.

     The Board of Directors has approved the Plan Amendment by unanimous vote of the directors. Increasing the shares available for grant under the Plan is considered necessary and in the best interests of the Company and the stockholders because significant additional option grants will be necessary in order to retain and provide incentives to its current employees, and align their interests with the interests of the stockholders, as well as to attract new employees.

GRANTS UNDER PLAN

     The following table sets forth information with respect to the stock options that have been granted under the Plan as of September 30, 2001 to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. Because grants under the Plan are discretionary, these figures may not be indicative of future awards.

                        GRANTS UNDER PLAN THROUGH SEPTEMBER 30, 2001
--------------------------------------------------------------------------------------------
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND                NUMBER OF OPTIONS    GRANT  PRICE
               POSITION                                        GRANTED (#)         ($/SH.)
---------------------------------------------------------  ------------------  -------------
John P. Bantleman                                                     416,667  $    4.54 (1)
James J. Bozzini                                                      250,000       1.56
Joseph A. Fuca                                                        100,000       1.20
Kurt M. Heikkinen                                                     250,000       1.56
Marc C. Ferrie                                                              0        n/a
Douglas S. Sinclair                                                         0        n/a
Anil K. Gupta                                                               0        n/a
All Named Executive Officers as a group                             1,016,667       2.74 (1)
All current executive officers as a group                             250,000       1.56 (1)
All current directors who are not executive officers as a
group                                                                       0        n/a
All other employees as a group                                      2,952,290       3.57 (1)

--------------------
(1)  Represents  weighted  average  per  share  grant  price.

SUMMARY OF PROVISIONS OF THE 2000 STOCK PLAN

     A summary of the 2000 Stock Plan is included in this Proxy Statement under Compensation Plans-2000 Stock Plan. This summary is qualified in its entirety by the specific language of the 2000 Stock Plan, as amended. Copies of the 2000 Stock Plan are available to any stockholder upon request addressed to Chris
Boas, Assistant Secretary, Evolve Software, Inc., 1400 65th Street, Suite 100, Emeryville, CA 94608. In addition, the 2000 Stock Plan has been filed as an exhibit to our Registration Statement on Form S-1 dated August 8, 2000 and may be obtained through the website of the Securities and Exchange Commission at www.sec.gov.
-----------

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE 2000 STOCK PLAN

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. Different rules may apply if the optionee is also an officer, director, or 10% shareholder of the Company.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

VOTE REQUIRED

     Approval of the Plan Amendment requires the affirmative vote of a majority of the Votes Cast.

BOARD RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE FOREGOING PROPOSAL.

                  PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 2002, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

VOTE REQUIRED

     The ratification of the appointment of PricewaterhouseCoopers requires the affirmative vote of a majority of the Votes Cast.

BOARD RECOMMENDATION

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE FOREGOING PROPOSAL.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE  COMPENSATION

     The  following  table sets forth information concerning the compensation of
(i) the Company's Chief Executive Officer as of the end of fiscal 2001, (ii) the four other most highly compensated executive officers of the Company (based on salary plus bonus for fiscal 2001) who were serving as such at the end of fiscal 2001, and (iii) two former executive officers who were not serving as executive officers at fiscal year end:

                                       SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                ANNUAL COMPENSATION           AWARDS
                                                       -----------------------------------  ----------
                                                                                 OTHER      SECURITIES
                                                                                ANNUAL      UNDERLYING
NAME AND                                       FISCAL   SALARY      BONUS    COMPENSATION     OPTIONS
PRINCIPAL POSITION                              YEAR      ($)        ($)        ($) (1)         (#)
---------------------------------------------  ------  ---------  ---------  -------------  -----------

John P. Bantleman (2)                            2001  $ 255,000  $ 110,625             -       416,667
Former President and Chief Executive Officer     2000    234,579    265,625             -             -
                                                 1999    187,500    135,520             -             -

James J. Bozzini (3)                             2001    200,000     47,500             -       250,000
Former Chief Operating Officer                   2000    133,333    105,000             -             -

Joseph A. Fuca (4)                               2001    156,250    210,000             -       100,000
Former Vice President, North American Sales      2000     47,822    157,000             -       258,333

Kurt M. Heikkinen (5)                            2001    170,417     28,500             -       250,000
Vice President, Engineering and Customer         2000     80,000     20,000             -             -
Service

Anil K. Gupta (6)                                2001    199,554     28,500             -             -
Former Vice President, Business Development      2000     57,576     18,000             -             -
& Strategy

Douglas S. Sinclair (7)                          2001    200,000     21,250             -             -
Former Chief Financial Officer                   2000     45,833     12,500             -             -

Marc C. Ferrie (8)                               2001    273,291     43,500             -             -
Former Vice President, Engineering               2000    182,500    113,250             -             -
                                                 1999    162,500     35,363             -             -

---------------------
     (1) Under applicable SEC rules, perquisites are excluded if the aggregate value is less than the lesser of $50,000 or 10% of the executive officer's salary plus bonus.
     (2)  Mr.  Bantleman  resigned  from  the  Company  in  October  2001.
     (3) Mr. Bozzini joined the Company in November 1999 and resigned from the Company in October 2001.
     (4) Mr. Fuca joined the Company in March 2000 and resigned from the Company in October 2001.
     (5)  Mr.  Heikkinen  joined  the  Company  in  December  1999.
     (6) Mr. Gupta joined the Company in March 2000 and resigned from the Company in June 2001.
     (7) Mr. Sinclair joined the Company in April 2000 and resigned from the Company in June 2001.
     (8)  Mr.  Ferrie  resigned  from  the  Company  in  February  2001.

     The following table provides information concerning grants of options to purchase our Common Stock made during fiscal 2001 to the executive officers listed in the Summary Compensation Table. Messrs. Ferrie, Gupta and Sinclair received no option grants in fiscal 2001 and held no options at June 30, 2001.

                                         OPTION GRANTS IN FISCAL 2001

                    NUMBER OF                                              POTENTIAL REALIZABLE VALUE AT
                   SECURITIES     % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                   UNDERLYING       OPTIONS                                 STOCK PRICE APPRECIATION FOR
                     OPTIONS      GRANTED TO       EXERCISE                        OPTION TERM (3)
                   GRANTED (#)     EMPLOYEES        PRICE      EXPIRATION  ------------------------------
NAME                   (1)      IN FISCAL YEAR   ($/SH.) (2)      DATE          5% ($)         10% ($)
-----------------  -----------  ---------------  ------------  ----------  --------------  --------------
John P. Bantleman     166,667              4.3%  $      9.00       8/9/10  $      943,344  $   2,390,618
                      250,000              6.4          1.56      4/26/11         245,269        621,560
James J. Bozzini      250,000              6.4          1.56      4/26/11         245,269        621,260
Joseph A. Fuca        100,000              2.6          1.20      5/16/11          75,467        191,249
Kurt M. Heikkinen     250,000              6.4          1.56      4/26/11         245,269        621,560

----------------------------

(1) All of the above options are subject to the terms of our 2000 Stock Plan (the "2000 Stock Plan"). All options are not exercisable until vested. The options granted to each executive officer generally vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly increments over a 36-month period thereafter, provided the optionee continues to provide services to us. The options have a term of 10 years from the date of grant.
(2) All options were granted at an exercise price equal to the fair market value of our Common Stock on the date of grant.
(3) Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our Common Stock, overall market conditions and the option holders' continued service to the Company through the vesting period.

     The following table provides the specified information concerning option exercises during fiscal 2001 and exercisable and unexercisable options held as of June 30, 2001 by the executive officers listed in the Summary Compensation Table. Messrs. Ferrie, Gupta and Sinclair received no option grants in fiscal 2001 and held no options at June 30, 2001.

                                AGGREGATED OPTION EXERCISES IN FISCAL
                                2001 AND FISCAL YEAR-END OPTION VALUES

                                              NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                       UNEXERCISED                    IN-THE-MONEY
                 SHARES ACQUIRED               OPTIONS AT JUNE 30, 2001 (#)   OPTIONS AT JUNE 30, 2001 (1)($)
                       ON          VALUE       ----------------------------   -------------------------------
NAME               EXERCISE (#)  REALIZED ($)   EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------  ------------  ------------  ------------  --------------    -------------  --------------
John P. Bantleman             -             -        55,555         361,112               -                -
James J. Bozzini              -             -        20,833         229,167               -                -
Joseph A. Fuca                -             -         2,083          97,917               -                -
Kurt M. Heikkinen             -             -        20,833         229,167               -                -

----------------------------

(1) Based on a fair market value of $0.57 per share as of June 29, 2001, the closing sale price of our Common Stock on that date as reported by the Nasdaq National Market. None of the options held by the Named Executive Officers were "in-the-money."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SALE  OF  SERIES  A  PREFERRED  STOCK

     Pursuant to a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") dated as of September 23, 2001, between the Company and certain investors:

     - On October 9, 2001, Warburg Pincus Private Equity VIII, L.P. ("Warburg"), Sierra Ventures VII, L.P. ("Sierra Ventures VII") and Sierra Ventures Associates VII LLC ("SV Associates VII") purchased 1,000,000, 90,933 and 9,067 shares, respectively, of the Company's Series A Preferred Stock at a price of $10 per share, with the purchase price paid in cash at the closing of the sale of such shares (the "Closing");

     - At the Closing, the Company issued to Warburg, Sierra Ventures VII and SV Associates VII Preferred Stock Warrants to purchase up to an aggregate of 1,000,000, 90,933 and 9,067 additional shares, respectively, of Series A Preferred Stock at a price of $10 per share in cash, which warrants are exercisable for up to one year after the Closing under certain circumstances;

     - At the Closing, the Company issued to Warburg, Sierra Ventures VII and SV Associates VII Common Stock Warrants to purchase up to 5,000,000, 454,665 and 45,335 shares, respectively, of Common Stock at a price of $1.00 per share, which warrants are exercisable for up to seven years; and

     - The Company agreed to grant to Warburg, Sierra Ventures VII and SV Associates VII additional Common Stock Warrants to purchase that number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which shares of Series A Preferred Stock issued upon exercise of the Preferred Stock Warrants are convertible, at the time such Preferred Stock Warrants are exercised.

     Each share of Series A Preferred Stock is convertible into Common Stock at an initial conversion price of $0.50, or at an initial conversion rate of twenty
(20) shares of Common Stock for each share of Series A Preferred Stock, subject to certain adjustments as set forth in the Certificate of Designation of Series A Preferred Stock of the Company. The number of shares into which each share of Series A Preferred Stock is convertible accretes at a rate of 8.00% per annum.

     The total amount of funds paid in consideration of the Series A Preferred Stock at the Closing was $10,000,000 in the case of Warburg, $909,330 in the case of Sierra Ventures VII and $90,670 in the case of SV Associates VI. If all Preferred Stock Warrants and Common Stock Warrants issued or issuable to Warburg were exercised in full and if all shares of Series A Preferred Stock issued or issuable to Warburg were converted into shares of Common Stock, Warburg would beneficially own 50,003,298 shares of Common Stock or 55.0% of all outstanding shares of Common Stock of the Company as of September 27, 2001 (without taking into account the shares of Common Stock issuable to the other Investors). Based on information set forth in Warburg's Schedule 13-D report dated October 3, 2001, the aggregate purchase price for the shares of Series A Preferred Stock acquired by Warburg was paid out of the working capital of Warburg.

     We issued these securities pursuant to agreements under which we made representations, warranties and covenants and provided the purchasers with registration rights and preemptive rights, among other privileges. For additional information about the Series A Preferred Stock offering and related agreements, please see the discussion under "Proposed Two" above.

     Jeffrey M. Drazan, a director of the Company, is a managing member of SV Associates VII, which is the general partner of Sierra Ventures VII.

     Cary Davis and Nancy Martin, directors of the Company, are partners of Warburg Pincus & Co. and Managing Directors of Warburg Pincus LLC, the general partner of Warburg, and Gayle Crowell, a director of the Company, is a full-time advisor to of Warburg Pincus LLC. Mr. Davis, Dr. Martin and Ms. Crowell were each appointed to our Board of Directors upon the closing of the sale of the Series A Preferred Stock in accordance with the terms of the Purchase Agreement.

SEVERANCE AGREEMENTS

     On December 22, 2000, we entered into a severance agreement with J. Russell DeLeon, our former Vice President, International Business Development, pursuant to which it was agreed that his status as a "16(b) executive officer" would terminate immediately and that he would remain a non-executive employee until his employee termination date of September 1, 2001. The Company agreed to pay Mr. DeLeon a base salary semi-monthly in arrears at the rate of $125,000 per annum, plus equal installments of $4,583 in bonus compensation by January 31, 2001, April 30, 2001 and July 31, 2001, as well as all group health insurance benefits through his employee termination date. The Company also agreed to allow Mr. DeLeon's three Restricted Stock Awards (excluding 60,000 shares of Common Stock) to fully vest, subject to his performance of certain employment for the Company, pursuant to the terms of an amendment to those agreements. The Company will retain its right to repurchase all of the unvested shares, including the 60,000 shares of Common Stock and any of the Common Stock that does not vest because of Mr. DeLeon's failure to perform such certain employment, as of the end of Mr. DeLeon's consulting period, and upon any such repurchase the Company has agreed to forgive all principal and accrued interest on the portion of the shares so repurchased. All principal and accrued interest on the remaining shares is due to the Company by December 31, 2001.

     On February 21, 2001, we entered into a severance agreement with Marc C. Ferrie, our former Vice President, Engineering, pursuant to which it was agreed that his employee termination date would be February 22, 2001, followed by a one-year tenure as consultant to the Company, which would terminate on February 23, 2002. The Company agreed to pay Mr. Ferrie all accrued salary and all accrued and unused vacation through his employee termination date, as well as all group health insurance benefits. During Mr. Ferrie's consulting period, the Company agreed to make quarterly payments of $62,500 to Mr. Ferrie on February 26, 2001, April 2, 2001, July 1, 2001 and November 1, 2001. The Company also agreed to allow Mr. Ferrie's three Restricted Stock Awards and two early-exercised incentive stock options to continue vesting through the end of his consultancy period, pursuant to the terms of those agreements. The Company will retain its right to repurchase all of the unvested shares as of the end of Mr. Ferrie's consulting period, and upon any such repurchase the Company has agreed to forgive all principal and accrued interest on the portion of the shares so repurchased. All principal and accrued interest on the remaining shares are due to the Company within six months of the termination of the consulting period.

     On March 15, 2001, we entered into a severance agreement with Mark L. Davis, our former Vice President, Marketing and Business Development, pursuant to which it was agreed that his employee termination date would be February 23, 2001, followed by a six-month tenure as consultant to the Company, which would terminate on August 24, 2001. The Company agreed to pay Mr. Davis all accrued salary and all accrued and unused vacation through his employee termination date, as well as all group health insurance benefits. During Mr. Davis's consulting period, the Company agreed to make six monthly payments of $17,083 to Mr. Davis. The Company also agreed to allow Mr. Davis's Restricted Stock Award to continue vesting through the end of his consultancy period, pursuant to the terms of that agreement. The Company will retain its right to repurchase all of the unvested shares as of the end of Mr. Davis's consulting period, and upon any such repurchase the Company has agreed to forgive all principal and accrued interest on the portion of the shares so repurchased. All principal and accrued interest on the remaining shares is due to the Company within six months of the termination of the consulting period.

     On March 19, 2001, we entered into a severance agreement with Douglas S. Sinclair, our former Chief Financial Officer, pursuant to which it was agreed that his employee termination date would be June 28, 2001, followed by a six-month tenure as consultant to the Company, which would terminate on December 31, 2001. The Company agreed to pay Mr. Sinclair all accrued salary and all accrued and unused vacation through his employee termination date, as well as all group health insurance benefits. During Mr. Sinclair's consulting period, the Company agreed to make quarterly payments in advance to Mr. Sinclair in the amount of $58,750. The Company also agreed to allow Mr. Sinclair's two Restricted Stock Awards to continue vesting through the end of his consultancy period, pursuant to the terms of the Restricted Stock Purchase Agreements. The Company will retain its right to repurchase all of the unvested shares as of December 31, 2001 pursuant to the Restricted Stock Purchase Agreements, and upon any such repurchase the Company has agreed to forgive all principal and accrued interest on the portion of the shares so repurchased. Additionally, on the first anniversary of the date of termination of the Consulting Period, or December 31, 2002, the Company will, at Mr. Sinclair's sole discretion, repurchase some or all of the remaining shares then held by him at a purchase price equivalent to the amount paid to purchase the shares plus accrued interest due to the Company. Any remaining principal and accrued interest will become due and payable to the Company within ten days of the foregoing anniversary.

     On April 27, 2001, we entered into a severance agreement with Jeffrey A. McClure, our former Vice President, Marketplace Services, pursuant to which it was agreed that his employee termination date would be May 4, 2001, followed by a six-month tenure as consultant to the Company, which would terminate on November 7, 2001. The Company agreed to pay Mr. McClure all accrued salary and all accrued and unused vacation through his employee termination date, as well as all group health insurance benefits. During Mr. McClure's consulting period, the Company agreed to make six monthly payments of $11,667 to Mr. McClure. The Company also agreed to allow Mr. McClure's Restricted Stock Award and early-exercised incentive stock option to continue vesting through the end of his consultancy period, pursuant to the terms of those agreements. The Company will retain its right to repurchase all of the unvested shares as of the end of Mr. McClure's consulting period, and upon any such repurchase the Company has agreed to forgive all principal and accrued interest on the portion of the shares so repurchased. Additionally, on or before the first anniversary of the date of termination of the Consulting Period, the Company will, at Mr. McClure's sole discretion, repurchase some or all of the remaining shares then held by him at a purchase price equivalent to the amount paid to purchase the shares plus accrued interest due to the Company. All principal and accrued interest on the remaining shares is due to the Company within one year and ten days of the termination of the consulting period.

     On June 6, 2001, we entered into a severance agreement with Anil K. Gupta, our former Vice President, Business Development and Strategy, pursuant to which it was agreed that his employee termination date would be June 29, 2001, followed by a tenure as consultant to the Company through October 26, 2001, followed by an extension of the consulting period to December 28, 2001, provided that Mr. Gupta had not found new comparable employment by that date. The Company agreed to pay Mr. Gupta all accrued salary and all accrued and unused vacation through his employee termination date, as well as all group health insurance benefits. During Mr. Gupta's consulting period, the Company agreed to make monthly payments on the first of every month to him in the amount of $15,833. The Company also agreed to allow Mr. Gupta's two Restricted Stock Awards to continue vesting through the end of his consultancy period, pursuant to the terms of the Restricted Stock Purchase Agreements. The Company will retain its right to repurchase all of the unvested shares as of the end of Mr. Gupta's consultancy period no earlier than ten days and no later than fifteen days after the termination of the Consulting Period. Pursuant to the Restricted Stock Purchase Agreements, and upon any such repurchase, the Company has agreed to forgive all principal and accrued interest on the portion of the shares so repurchased. Additionally, on or before the first anniversary of the date of termination of the Consulting Period, on a one-time basis only, the Company will, at Mr. Gupta's sole discretion, repurchase some or all of the remaining shares then held by him at a purchase price equivalent to the amount paid to purchase the shares plus accrued interest due to the Company. Any remaining principal and accrued interest will become due and payable to the Company with ten days of the foregoing anniversary.

     In October 2001, we entered into a Separation and Consulting Agreement with John Bantleman, our former President and Chief Executive Officer, pursuant to which it was agreed that he would resign his employment and his position on the Company's Board of Directors effective October 5, 2001 and begin tenure as a consultant to the Company and its Board of Directors through December 31, 2001. The Company agreed to pay Mr. Bantleman all accrued salary and all accrued and unused vacation time through October 5, 2001, as well as health insurance benefits through March 1, 2002. As compensation for Mr. Bantleman's consulting work for the Company, we agreed to pay him a lump sum of $65,250. If Mr. Bantleman executes a general release by November 4, 2001, we agreed to pay him an additional lump sum of $65,250. Additionally, because we closed a financing in excess of $10 million within the first 30 days after his departure, we agreed to pay Mr. Bantleman two additional payments of $65,250 on each of April 1, 2002 and July 1, 2002. The Company also agreed to allow options to purchase 104,166 shares of common stock (which were in addition to options that were vested as of Mr. Bantleman's termination date and which represents an additional 25 percent of the 416,667 options covered under three stock option agreements) to immediately vest and to allow 312,500 shares purchased under three restricted stock purchase agreements (which were in addition to shares that were vested as of Mr. Bantleman's termination date and which represents an additional 25 percent of the 1,250,000 shares purchased under such restricted stock purchase agreements) to immediately vest. Further, we forgave notes that Mr. Bantleman issued to us totaling $175,000 (plus approximately $15,337 accrued interest as of September 30, 2001), and we amended additional notes that Mr. Bantleman issued to us totaling $975,000 to purchase shares under restricted stock purchase agreements, to make them non-recourse as to Mr. Bantleman and to extend the due date of these notes until fifteen months after termination of his employment.

INDEBTEDNESS OF AFFILIATES

LOANS TO OFFICER

     In June 2001, we entered into a promissory note and security agreement with Mr. Bantleman, pursuant to which we loaned him $75,000. Mr. Bantleman delivered us a promissory note that accrues interest at the rate of 7.50% per year. To secure the loan, Mr. Bantleman granted us a security interest in his shares of Common Stock of the Company, which shares also secure the promissory notes Mr. Bantleman delivered to us as payment for his restricted stock purchase agreements of January 1998, February 1999 and November 1999.

     We also loaned Mr. Bantleman $20,000 on March 9, 1999, $40,000 on June 30, 1999, and $40,000 on September 30, 1999. Each loan was made pursuant to a promissory note that accrues interest at a rate of 6.0%. These loans were secured by shares of our Common Stock held by Mr. Bantleman. The largest aggregate amount of indebtedness since June 30, 2000 on each note (including accrued interest) was $23,223, $45,616 and $44,951, respectively, each on September 30, 2001.

LOANS TO PURCHASE SHARES

     In July 2000, we entered into restricted stock purchase agreements with Mr. Ferrie, Mr. Gupta, Kurt M. Heikkinen, our current Vice President, Engineering and Customer Service, and Mr. Sinclair. Pursuant to such agreements, each of these executive officers purchased shares of our Common Stock at a price of $4.50 per share. Mr. Sinclair purchased 166,667 shares for an aggregate purchase price of $750,000; and Messrs. Ferrie, Gupta and Heikkinen each purchased 41,667 shares of our Common Stock for an aggregate purchase of $187,500. The purchase price for each of the foregoing stock purchases was paid for with a promissory note from each of the respective officers that accrues interest at a rate of 6.62% per year. The largest aggregate amount of indebtedness since inception on each note (including accrued interest) was $202,777, $202,777, $202,777 and $811,106, respectively, each on September 30,
2001.

     In March 2000, we entered into a restricted stock purchase agreement with Mr. Sinclair pursuant to which he purchased 250,000 shares of our Common Stock at a price of $6.00 per share, for an aggregate purchase price of $1,500,000. The purchase price was paid for with a promissory note that accrues interest at the rate of 6.80% per year. The largest aggregate amount of indebtedness since June 30, 2000 on the note (including accrued interest) was $1,661,102, on September 30, 2001.

     In February 2000, we entered into a restricted stock purchase agreement with Judith H. Hamilton, one of our directors. Pursuant to this agreement, Ms. Hamilton purchased 83,333 shares of our Common Stock at a price of $3.00 per share for an aggregate purchase price of $250,000. The purchase price was paid with a promissory note that accrues interest at the rate of 6.56% per year. The largest aggregate amount of indebtedness since June 30, 2000 on the note (including accrued interest) was $277,524, on September 30, 2001.

     Also in February 2000, we entered into restricted stock purchase agreements with each of J. Russell DeLeon, our former Vice President International Business Development, Jeffrey McClure, our former Vice President, Marketplace Services and Messrs. Heikkinen and Gupta. Pursuant to such agreements, each of these executive officers purchased shares of our Common Stock at a price of $3.00 per share. Mr. DeLeon purchased 66,667 shares for an aggregate purchase price of $200,000; Mr. McClure purchased 54,167 shares for an aggregate purchase price of $162,500; Mr. Heikkinen purchased 25,000 shares for an aggregate purchase price of $75,000; and Mr. Gupta purchased 250,000 shares for an aggregate purchase price of $750,000. The purchase price for each of the foregoing stock purchases was paid for with a promissory note from each of the respective officers that accrues interest at the rate of 6.56% per year. The largest aggregate amount of indebtedness since June 30, 2000 on each note (including accrued interest) was $221,749, $180,171, $83,156 and $832,572, respectively, each on September 30,
2001.

     In November 1999, we entered into restricted stock purchase agreements with each of Mr. Bantleman, James Bozzini, our Chief Operating Officer, Mark Davis, our former Vice President, Marketing, and Messrs. Ferrie, Heikkinen and DeLeon. Pursuant to such agreements, each of these executive officers purchased shares of our Common Stock at a price of $1.20 per share. Mr. Bantleman purchased
416,667 shares for an aggregate purchase price of $500,000; Mr. Bozzini purchased 750,000 shares for an aggregate purchase price of $900,000; Mr. Davis purchased 333,333 shares for an aggregate purchase price of $400,000; Mr. Ferrie purchased 133,333 shares for an aggregate purchase price of $160,000; Mr. Heikkinen purchased 225,000 shares for an aggregate purchase price of $270,000; and Mr. DeLeon purchased 41,667 shares for an aggregate purchase price of $50,000. The purchase price for each of the foregoing stock purchases was paid with a promissory note from each of the respective officers that accrues interest at the rate of 6.08% per year. The largest aggregate amount of indebtedness since June 30, 2000 on each note (including accrued interest) was $558,298, $1,004,936, $433,248, $178,655, $301,481 and $55,830, respectively, each on September 30, 2001, except for Mr. Davis's indebtedness, which was on March 31, 2001.

     Also in November 1999, we sold 83,333 shares of restricted Common Stock to Jeffrey M. Drazan, one of our directors, at a price of $1.20 per share for an aggregate purchase price of $100,000. The purchase price for the foregoing stock purchase was paid with a promissory note to us from Mr. Drazan that accrues interest at the rate of 6.08% per year. The largest aggregate amount of indebtedness since June 30, 2000 on the note (including accrued interest) was $111,660, on September 30, 2001.

     In October 1999, we sold 333,333 shares of restricted Common Stock to JRO Consulting, Inc. at a price of $0.30 per share for an aggregate purchase price of $100,000. The purchase price was paid with a promissory note that accrues interest at the rate of 7.0% per year. John R. Oltman, the President of JRO Consulting, Inc., is one of our directors and the beneficial owner of these shares. The largest aggregate amount of indebtedness since June 30, 2000 on the note (including accrued interest) was $114,087, on September 30, 2001.

     In February 1999, we entered into restricted stock purchase agreements with Messrs. Bantleman, Ferrie and DeLeon. Pursuant to such agreements, each of these executive officers purchased shares of our Common Stock at a price of $0.30 per share. Mr. Bantleman purchased 683,333 shares for an aggregate purchase price of $205,000; Mr. Ferrie purchased 316,667 shares for an aggregate purchase price of $95,000; and Mr. DeLeon purchased 91,750 shares for an aggregate purchase price of $27,525. The purchase price for each of the stock purchases described above was paid with a promissory note from each of the respective executive officers to us. The largest aggregate amount of indebtedness since June 30, 2000 on each note (including accrued interest) was $233,443, $108,181, and $31,344, respectively, each on September 30, 2001.

     In January 1998 we entered into a restricted stock purchase agreement with Mr. Bantleman. Pursuant to the agreement, Mr. Bantleman purchased 150,000 shares of our stock at a price of $1.80 per share for an aggregate purchase price of $270,000 in exchange for a promissory note. We have the right to repurchase these shares from Mr. Bantleman that have not been released from our repurchase option at a price of $1.80 per share. The largest aggregate amount of indebtedness since June 30, 2000 on the note (including accrued interest) was $330,724, on September 30, 2001.

     We loaned Mr. Ferrie $90,000 on November 17, 1999, Mr. McClure $135,000 on December 14, 1999, and Joseph A. Fuca, our Vice President, Sales, $375,000 on February 15, 2000 and $937,500 on May 30, 2000, each loan pursuant to promissory notes that accrue interest at a rate of 6.00%, 6.20%, 6.56% and 6.40%, respectively, per year. These amounts were borrowed to exercise incentive stock options to purchase shares of our Common Stock. The largest aggregate amount of indebtedness since June 30, 2000 on each note (including accrued interest) was $100,368, $150,413, $415,779 and $1,018,572, respectively, each on September 30,
2001.

LOAN RESTRUCTURING

     In October 2001, the Board of Directors approved the amendment of promissory notes issued by certain certain officers, employees and directors of the Company in favor of the company to purchase common stock of the Company pursuant to restricted stock purchase agreements to make such notes non-recourse as to their makers, and to make such notes due and payable fifteen (15) months after the termination of service to the Company for any reason. Such notes had previously been full recourse as to the makers, and were due and payable twelve
(12) months after the termination of service to the Company by reason of death or disability and three (3) months after the termination of service to the company for any other reason. The disinterested members of our Board of Directors determined that the foregoing restructuring was necessary in order to remove adverse performance incentives and improve employee morale in light of the fact that the notes were used to purchase shares of our Common Stock at prices far in excess of the current market value of our common stock. The aggregate amount of principal and accrued interest as of September 30, 2001 of loans to executive officers and directors of the Company subject to such changes were as follows:

          NAME OF DIRECTOR OF OFFICER                    AMOUNT OWED
          ---------------------------                    -----------

          Kenneth J. Bozzini, Chief Financial Officer,   $     6,964
            Vice President, Finance

          Kurt M. Heikkinen, Vice President,                 587,414
            Engineering and Customer Service
          John  R.  Oltman,  Director  (1)                   114,087
          Judith  H.  Hamilton,  Director                    277,524
          Jeffrey  M.  Drazan,  Director                     514,035
          Paul  Rochester,  Director                         403,635
---------------------
          (1) Promissory note is in the name of JRO Consulting, Inc. John R. Oltman, the President of JRO Consulting, Inc., is the beneficial owner of these shares.

COMPENSATION  OF  DIRECTORS

     Our Board of Directors is reimbursed for expenses incurred in attending any meeting of the Board of Directors or any committee thereof. We pay the Chairman of our Board of Directors $2,500 per month. We have adopted a policy whereby each new non-employee director will receive a grant of a stock option to purchase 125,000 shares of our Common Stock on the date on which such person becomes a director, and an additional grant of a stock option to purchase 35,000 shares of our Common Stock on the date of each annual meeting of stockholders after such director has served on our Board of Directors for at least one full year. The options vest over four years. Twenty-five percent of the shares subject to such options vest on the first anniversary of the date on which the person becomes a director, and 1/48th of the total number of shares vest each month thereafter. Our directors may also be given the opportunity from time to time to purchase shares of our Common Stock pursuant to restricted stock purchase agreements. We are currently considering increasing the number of options granted to new members of our Board of Directors upon joining our Board and thereafter in order to continue to provide competitive compensation and incentives to our Directors.

     In August 2000, we issued options to purchase 41,667 shares of Common Stock to each of Jeffrey M. Drazan, Judith H. Hamilton, Paul Rochester and JRO Consulting, Inc. In addition, in July 2000, we issued an option to purchase 83,333 shares of Common Stock to Paul Rochester in connection with his joining our Board of Directors. Ms. Hamilton and Messrs. Drazan and Rochester are members of our Board of Directors. John R. Oltman, the President of JRO Consulting, Inc., is a director of Evolve and the beneficial owner of shares held by JRO Consulting, Inc. The options have an exercise price of $9.00 per share, vested with respect to 25% of the shares purchased on the one-year anniversary date of their grants and will vest with respect to 1/48 of the underlying shares each month thereafter.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish the Company with copies of all
Section  16(a)  forms  filed  by  such  persons.

     Based on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with in a timely manner during fiscal 2001; however, Mr. Bantleman's Form 4 filing on June 11, 2001 was labeled deficient by the Securities and Exchange Commission because the filing (made by facsimile) was illegible. Mr. Bantleman subsequently re-filed the Form 4.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     Our Board of Directors established a compensation committee in December 1998. Prior to establishing the compensation committee, our Board of Directors as a whole performed the functions delegated to the compensation committee. During the 2001 fiscal year:

     - None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

     - None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000, except as disclosed above;

     - None of the Company's executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no committee like that, the entire Board of Directors) of another entity where one of that entity's executive officers served on the Company's Compensation Committee;

     - None of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

     - None of the Company's executive officers served on the Compensation Committee (or another Board committee with similar functions or, if there was no committee like that, the entire Board of Directors) of another entity where one of that entity's executive officers served as a director on the Company's Board.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following persons served as executive officers of the Company as of October 31, 2001:

NAME                  AGE                    POSITION
--------------------  ---                    --------
Lin  Johnstone         48     Interim  Chief  Executive  Officer
Kenneth J. Bozzini     41     Chief Financial Officer, Vice President of Finance
Kurt  M.  Heikkinen    34     Vice  President, Engineering and Customer Service
David  Hsieh           37     Vice  President,  Marketing
Ian  Reay              59     Vice  President,  Human  Resources

     Lin Johnstone joined the Company as Interim Chief Executive Officer in October 2001. Prior to joining the Company, Ms. Johnstone was Vice President, UK for E.piphany from January 2000 to May 2001 She also served as Managing Director for Europe, Middle East and Africa (EMEA) for RightPoint from August 1999 to January 2000, prior to its acquisition by E.piphany in January 2000. Before Rightpoint, she was employed by Aspect Communications from September 1988 to August 1999 where her most recent position was Vice President, North America and EMEA. She is currently a partner at Amiba, a business development consultancy in the UK. Ms. Johnstone has an MBA from Oxford Brooks University, England.

     Kenneth J. Bozzini has served as Chief Financial Officer since April 2001, as Vice President of Finance since January 2001, and prior to that served as Director of Finance since September 1999. Prior to joining Evolve, Mr. Bozzini was Chief Financial Officer of PKR Development and Management Company, a restaurant management and development company, from September 1997 to August 1999. From May 1996 to August 1997, Mr. Bozzini was Vice President, Finance and Administration for Action Technologies, Inc. Mr. Bozzini holds a Masters Degree in Business Administration from the University of California, Berkeley and a degree in accounting from Golden Gate University, where he graduated Magna Cum Laude. Mr. Bozzini is a Certified Public Accountant.

     Kurt M. Heikkinen has served as Vice President, Engineering and Customer Service since February 2001 and prior to that served as Vice President, Worldwide Customer Service since December, 1999. Prior to joining Evolve, Mr. Heikkinen held various positions at PeopleSoft. From August 1999 to November 1999, he served as General Manager of the Human Resource Management Solutions ("HRMS") product division; from October 1997 until August 1999 he served as Vice President, Global Support Services; from July 1996 until October 1997 he served as Development Manager, Asia Pacific HRMS; and from March 1994 until July 1996 he was a Senior Account Manager. Mr. Heikkinen holds a B.S. degree from the University of Wisconsin, Milwaukee.

     David Hsieh has been Vice President, Marketing since May 2001. Mr. Hsieh is responsible for our marketing, business development and corporate development activities. Prior to joining Evolve, Mr. Hsieh was Vice President of Marketing and Business Development of FaceTime Communications from November 1998 to April 2001, and prior to that he was Chief Executive Officer of FaceTime from November 1997 to November 1998. Mr. Hsieh was also a co-founder of FaceTime. From May
1997 to October 1997, Mr. Hsieh was an entrepreneur-in-residence at Institutional Venture Partners (IVP), and from April 1996 to May 1997 he was Vice President of Enterprise Product Marketing at Sybase. Mr. Hsieh is a graduate of Northwestern University.

     Ian Reay has been Vice President, Human Resources since June 2001 and prior to that served as Director of Staffing since January 2001. Prior to this, from January 2000 to December 2000, Mr. Reay was Director of Global Staffing for WebMD. From February 1997 to January 2000, he served as a Staffing Leader for

Kaiser Permanente, and from September 1995 to January 1997, Mr. Reay was Director of Human Resources for ComStream Holdings. Although he has specialized in staffing during recent years at WebMD and Kaiser Permanente, he has also served as an active member of senior executive teams at the Director or VP level at ComStream, Proxima Corporation, NCA Corporation, and Victor Technologies.


                               COMPENSATION PLANS

2000  STOCK  PLAN

     The 2000 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of non-statutory stock options and stock purchase rights to employees, directors and consultants. The total number of shares of Common Stock currently reserved for issuance under the 2000 Stock Plan is 6,000,000 (proposed to be increased by 10,000,000, to 16,000,000 shares). A number of shares is added to the 2000
Stock Plan on an annual basis equal to the least of the aggregate number of shares subject to grants made in the previous year, 2,000,000 (proposed to be increased to 10,000,000) shares and any lesser amount determined by our Board of Directors.

     Unless terminated sooner, the 2000 Stock Plan will terminate automatically on August 9, 2010.

     The  administrator  of  our  2000  Stock  Plan  has the power to determine:

     - the terms of the options or stock purchase rights granted, including the exercise price of the options or stock purchase rights;

     -    the  number  of shares subject to each option or stock purchase right;

     -    the  vesting  schedule  of  each  option  or stock purchase right; and

     - the form of consideration payable upon the exercise of each option or stock purchase right.

     Options and stock purchase rights granted under our 2000 Stock Plan are generally not transferable by the optionee, and each option and stock purchase right is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 2000 Stock Plan must generally be exercised within three months after the end of optionee's status as an employee, director or consultant of the Company, or within twelve months after such optionee's termination by death or disability, but not later than the expiration of the option's term.

     The exercise price of all incentive stock options granted under the 2000 Stock Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights granted under the 2000 Stock Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 2000 Stock Plan may not exceed ten years.

     The 2000 Stock Plan provides that if we merge with or into another corporation, or sell substantially all of our assets, each option and stock purchase right must be assumed or an equivalent option or stock purchase right substituted for by the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for by the successor corporation, the optionees shall become fully vested in and have the right to exercise such options or stock purchase rights. If an option or stock purchase right becomes fully vested and exercisable in the event of a merger or sale of assets, the administrator must notify the optionee that the option or stock purchase right is fully exercisable for a period of 15 days from the date of the notice, and the option or stock purchase right will terminate upon the expiration of the 15 day period.

2000  EMPLOYEE  STOCK  PURCHASE  PLAN

     A total of 2,207,882 shares of Common Stock have been reserved for issuance under our 2000 Employee Stock Purchase Plan (the "Purchase Plan"), plus annual increases equal to the least of the aggregate number of shares issued pursuant to the Purchase Plan in the previous year, 1,000,000 shares, and any lesser amount determined by our Board of Directors. As of the date of this Proxy
Statement,  322,542  shares  had  been  issued  under  our  Purchase  Plan.

     The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, is implemented by a series of overlapping offering periods of 24 months' duration, with new offering periods, other than the first offering period, commencing on or about February 1 and August 1 of each year. Each offering period consists of four consecutive purchase periods of approximately six months' duration, at the end of which, an automatic purchase is made for participants. The initial offering period commenced on August 9, 2001 and will end on July 31, 2002. The present purchase period began on August 1, 2001 and will end on January 31, 2002. Participants generally may not purchase more than 5,000 shares, or such other number of shares established by our Board of Directors, on any purchase date or purchase stock having a value measured at the beginning of the offering period greater than $25,000 in any calendar year.

     Employees are eligible to participate in the Purchase Plan if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who immediately after grant of a purchase right under the Purchase Plan would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or whose rights to purchase stock under all of our Purchase Plans accrues at a rate that exceeds $25,000 worth of stock for each calendar year may not be granted an option to purchase stock under this plan. The Purchase Plan permits participants to purchase Common Stock through payroll deductions of up to 15% of the participant's base compensation.

     Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the Purchase Plan is generally 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with us.

     In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods.

     Rights granted under the Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the plan. The Purchase Plan provides that, in the event of our merger with or into another corporation or a sale of substantially all our assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The new exercise date will be set prior to the proposed date of the merger or sale of assets.

     The Board has the authority to amend or terminate the purchase plan, except that no such action may adversely affect any outstanding rights to purchase stock under the purchase plan. The Board has the exclusive authority to interpret and apply the provisions of the purchase plan. The Purchase Plan will terminate automatically in 2010, unless terminated earlier.

1995  STOCK  OPTION  PLAN,  AS  AMENDED

      Our 1995 Stock Option Plan, as amended, was adopted by our Board of Directors and by our stockholders in 1995, and it was amended in 1996, 1998, 1999 and 2000. The 1995 Stock Option Plan was terminated as to new issuances in August 2000, upon the commencement of the 2000 Stock Plan. As of June 30, 2001, we had reserved a total of 5,833,333 shares of our Common Stock for issuance upon exercise of options granted under the plan. The 1995 Stock Option Plan, as amended, provides for the granting to our employees of incentive stock options within the meaning of Section 422 of the United States tax code, and for the granting to employees, including officers and directors, non-employee directors and consultants of non-statutory stock options. No further grants will be made under the 1995 Stock Option Plan.

     Options granted under our 1995 Stock Option Plan, as amended, are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 1995 Stock Option Plan, as amended, must generally be exercised within three months of the end of optionee's status as our employee or consultant, or within twelve months after his or her termination by death or disability, but in no event later than the expiration of the option's ten year term.

     Options granted under our 1995 Stock Option Plan, as amended, will accelerate and become fully vested in the event we are acquired, unless the successor corporation assumes or substitutes other options in their place.

401(K)  PLAN

     In April 1996, we adopted a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Eligible participants may elect to reduce their current compensation up to the lesser of 15% of eligible compensation and the statutorily prescribed annual limit and have such reduction contributed to the 401(k) plan. At the direction of each participant, the trustee of the 401(k) plan invests the assets of the 401(k) plan in selected investment options. Contributions by participants to the 401(k) plan, and income earned on plan contributions, are generally not taxable to the participants until withdrawn.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of financial controls. In fulfilling its oversight responsibilities during fiscal year 2001, the Committee periodically:

     - reviewed and discussed the audited financial statements with the Company's management,

     - reviewed the unaudited and audited financial statements with management and the Company's independent public accountants, PricewaterhouseCoopers LLP,

     - discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and PricewaterhouseCoopers,

     - reviewed the Company's financial controls and financial reporting process, and

     - reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

     The Committee also reviewed with PricewaterhouseCoopers, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted accounting principles. The Committee periodically met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In addition, the Committee has discussed with PricewaterhouseCoopers their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and discussed with PricewaterhouseCoopers any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of PricewaterhouseCoopers's non-audit services (principally tax advisory services) with the standards for auditor independence. The Committee discussed with PricewaterhouseCoopers the overall scope and plans for their audit.

     The directors who serve on the Committee are all "independent" for purposes of the rules of the Nasdaq Stock Market, and further all meet the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. During fiscal 2001, the committee met five times, with all members in attendance at each meeting.

     In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001. The Committee also recommended to the Board of Directors, subject to stockholder ratification, the selection of PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ending June 30, 2002.

                                       THE  AUDIT  COMMITTEE
                                       OF  THE  BOARD  OF  DIRECTORS
                                       FOR  FISCAL  2001

                                       John  R.  Oltman
                                       Jeffrey  M.  Drazan
                                       Judith  H.  Hamilton


                             AUDIT AND RELATED FEES

AUDIT  FEES

     Fees for professional services rendered by PricewaterhouseCoopers for the audit of the our annual financial statements for the year ended June 30, 2001 and for reviews of the financial statements included in our quarterly reports for that fiscal year were $150,350, of which $38,850 had been billed through June 30, 2001.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     The Company did not engage PricewaterhouseCoopers to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended June 30, 2001.

ALL  OTHER  FEES

     During the fiscal year ended June 30, 2001, the aggregate fees billed by PricewaterhouseCoopers for professional services other than audit fees was $486,346, which consisted of $110,427 in tax fees and $375,919 in fees related to our filing of our Form S-1 and Form S-8/S-3 registration statements, all of which had been billed through June 30, 2001.

     The Audit Committee considered and determined that the provision of the services other than the services described under "Audit Fees" is compatible with maintaining the independence of the independent auditors.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


SUMMARY  OF  COMPENSATION  POLICIES  FOR  EXECUTIVE  OFFICERS

     Our  compensation  program's  goals  are  to:

     - Attract, retain and motivate highly-qualified executive officers who can provide operational and strategic excellence that will produce on-going success for the company;

     - Align compensation for the executive officers with the Company's business objectives and performance; and

     - Align incentives for executive officers with the interests of stockholders to enhance financial performance and stockholder value.

     We emphasize performance-based compensation that is competitive with the marketplace, and the importance of clearly communicating performance objectives. We annually review our compensation practices by comparing them to surveys of other companies against which we compete in business or for talent, and other companies of comparable size and complexity. The Committee also examines emerging trends and practices in the overall software market. We then set objective compensation parameters based on this review.

     Our compensation program for all employees includes both cash and equity-based elements. Because it is most directly linked to our stockholders' interests, equity-based compensation is emphasized in our compensation programs. Consistent with competitive practices, we also use a cash bonus plan based on achievement of financial performance and key operational objectives.

CASH  COMPENSATION

     Salary. We set a base salary range for each executive officer, including the Chief Executive Officer, by reviewing the base salary for comparable positions of a broad peer group, including competing companies similar in size and companies against which we compete in business or for talent. We set individual salaries for each executive officer relative to this range based on sustained individual performance, contribution to our results and internal comparison of duties and responsibilities.

     Cash Bonus. In order to help recruit, retain and motivate executives with market-competitive incentives in the current business environment, in fiscal 2001, we provided a cash bonus program for executives, based on performance. In fiscal 2002, we will employ similar performance measures for cash bonus incentives.

EQUITY-BASED  COMPENSATION

     Executive equity grants are determined using the Black-Scholes method of evaluating the Company's stock option grants against a Black-Scholes evaluation of grants by our peer group competitors. Options granted to executive officers are subject to vesting over time. Initial or "new-hire" options are typically granted to executive officers when they first join the Company. All options that we grant are issued with an exercise price at the then-current fair market value and thus become valuable only if the executive officer continues to serve at the Company and the price of our stock subsequently increases.

CEO  COMPENSATION

     Our Chief Executive Officer's salary and performance stock option grants follow the policies set forth above. Our CEO's base annual salary for fiscal 2001 was $255,000, compared to $200,000 in fiscal 2000. For fiscal 2002, our CEO's target annual incentive will be consistent with market cash incentives. Our CEO's compensation package is designed to be strongly aligned with the interests of stockholders by making his cash incentives directly tied to achieving specific targets and by granting stock options that become valuable only if he continues to serve at the Company and the price of our stock subsequently rises.

TAX  DEDUCTIBILITY

     The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Company believes that compensation resulting from the exercise of stock options granted by the Company is deductible as performance based compensation. The
Company intends to comply with the provisions of Section 162(m) so as to preserve the related federal income tax deductions, although individual exceptions may occur. The Company, however, has not sought to qualify its cash bonus plan for executives under Section 162(m) as deductible compensation.

                              THE  COMPENSATION  COMMITTEE  OF  THE
                              BOARD  OF  DIRECTORS

                              Gayle  Crowell
                              John  R.  Oltman
                              Jeffrey  M.  Drazan

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the cumulative total return on our Common Stock with the cumulative total return of the Nasdaq Composite Index and the J.P. Morgan H&Q Technology Index on a quarterly basis for the period commencing on August 10, 2000 (the date of our initial public offering) and ending on June 30, 2001. The diagram assumes that $100.00 was invested on August 10, 2000 in our Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.


                               [GRAPHIC  OMITED]


                                          Cumulative Total Return
                                --------------------------------------------
                                8/10/00  9/30/00  12/31/00  3/31/01  6/30/01

EVOLVE SOFTWARE, INC.            100.00   266.67     54.17    31.60     6.33
NASDAQ COMPOSITE INDEX           100.00   104.09     67.64    47.30    52.73
JP MORGAN H&Q TECHNOLOGY INDEX   100.00    97.46     65.27    48.72    57.42

STOCKHOLDER  PROPOSALS  TO  BE  PRESENTED  AT  THE  NEXT  ANNUAL  MEETING

     Stockholders of the Company may submit proposals for consideration at future stockholder meetings, including director nominations. The Company expects to hold its 2002 annual meeting in November 2002. Proposals of stockholders of the Company, including director nominations, that are intended to be presented by such stockholders at the Company's next annual meeting of stockholders and that such stockholders desire to have included in the Company's proxy statement relating to such meeting must be received by the Company no later than July 12, 2002 (120 calendar days prior to the anniversary of the mailing date of this proxy statement) in order to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     If a stockholder wishes to present a proposal, including a director nomination, at the Company's 2002 annual meeting and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to October 10, 2002 (30 calendar days prior to the anniversary of the mailing date of this proxy statement). However, in the event that less than 50 days notice or public disclosure of the date of the 2002 meeting is given or made to stockholders, a stockholder notice of a proposal must be received not later than the close of business on the 7th day following the date on which such notice of the date of meeting was mailed or such public disclosure was made. If a stockholder gives notice of such a proposal after the applicable deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's 2002 annual meeting.

     Any proposals submitted by stockholders must comply with the requirements for stockholder proposals set forth in the Company's Bylaws. A copy of the full text of the applicable bylaw provisions may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to General Counsel, Evolve Software, Inc., 1400 65th Street, Suite 100, Emeryville, CA 94608.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.


                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                      By  Order  of  the  Board  of  Directors

                                      Christopher  B.  Boas
                                      Assistant  Secretary

November 9, 2001

                              EVOLVE SOFTWARE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 26, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Evolve Software, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 9, 2001, and hereby appoints Lin Johnstone and Kenneth Bozzini, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Annual Meeting of Stockholders of Evolve Software, Inc. to be held on November 26, 2001, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

     1.   To  elect  two  Class I members of the Board of Directors:

          [_]  FOR  the  nominees  listed     [_]  WITHHOLD  authority  to  vote
               below (except as indicated)         for the nominees listed below


          If you wish to withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below.

          Cary  Davis

          Jeffrey  M.  Drazan

     2. To approve an amendments to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to increase the number of authorized shares of Common Stock by 90,000,000 shares, from 110,000,000 to 200,000,000 shares:

               [_]  FOR          [_]  AGAINST          [_]  ABSTAIN

     3. To approve an amendment to the Restated Certificate to enable the holders of Preferred Stock to act by written consent:

               [_]  FOR          [_]  AGAINST          [_]  ABSTAIN

     4. To approve an amendment to the Company's 2000 Stock Plan to increase the maximum number of shares of Common Stock authorized under the plan by 10,000,000 shares, to 16,000,000 shares, exclusive of future annual increases, and to provide that the shares authorized for issuance under the plan be increased annually by the least of (i) the aggregate number of shares subject to grants made in the previous year, (ii) 15,000,000 and (iii) any lesser amount determined by our Board of Directors:

               [_]  FOR          [_]  AGAINST          [_]  ABSTAIN

     5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2002:

               [_]  FOR          [_]  AGAINST          [_]  ABSTAIN

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

     Dated:
           ---------------------------


     ---------------------------------
     (Signature)


     ---------------------------------
     (Signature)

                                        (This  proxy  should  be  marked, dated,
                                   signed by the stockholder or stockholders exactly as the stockholder's or stockholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING